                                                                   EXHIBIT(i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                               December 15, 2005

Van Kampen Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

               Re:  Post-Effective Amendment No. 52 to the
                    Registration Statement on Form N-1A for
                    the Van Kampen Trust
                    (the "Registration Statement")
                    (File Nos. 33-4410 and 811-4629)
                    --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                        Very truly yours,



                                        /s/ Skadden, Arps, Slate
                                            Meagher & Flom LLP